Exhibit 99

FOR IMMEDIATE RELEASE

       Marine Products Corporation Announces Second Quarter Cash Dividend

ATLANTA, July 26, 2006 -- The Marine Products Corporation (NYSE: MPX) Board of Directors declared a regular quarterly cash dividend of $0.05 per share payable September 11, 2006 to common shareholders of record at the close of business on August 11, 2006.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

Ben M. Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com